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                                                                 Exhibit 99.1
DANKA PRESS RELEASE
WORLD-CLASS PRODUCTS.  WORLD-CLASS SERVICE.


FOR IMMEDIATE RELEASE                                         WILLIAM T. FREEMAN
                                                                    813-576-6003

DECEMBER 12, 1996                                                 PAUL G. DUMOND
                                                             011-44-171-603-1515


                   DANKA SIGNS $1.275 BILLION CREDIT FACILITY


Danka Business Systems PLC (NASDAQ: DANKY) announces that it has signed a $1.275 billion credit facility with a syndicate of international banks and NationsBank N.A. as agent. The proceeds of the facility will be used: (i) to finance the pending acquisition of Eastman Kodak Company's Office Imaging business, previously announced on September 9, 1996, (ii) to refinance existing bank indebtedness of the Company, and (iii) to provide additional working capital and for general corporate purposes of the Company.





11201 Danka Circle North                                   107 Hammersmith Road
St. Petersburg, FL 33716                                London, England W14 OQH